Exhibit 35.10

ANNUAL STATEMENT OF COMPLIANCE OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.

A review of the activities performed by the Special Servicer during the period commencing on January 1, 2018 and ending on December 31, 2018 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.

To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC, a Florida limited liability company

By:	\s\ Job Warshaw
Job Warshaw President

Dated: February 19, 2019

1601 Washington Avenue · Suite 700 · Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 · Fax: (305) 695-5601

Schedule I

CGCMT 2016-C1

Citigroup Commercial Mortgage Trust 2016-C1, Commercial Mortgage Pass-Through Certificates, Series

2016-C1

Citibank,N.A.,

388 Greenwich Street, 14th Floor

New York NY 10013

Cirino Emanuele

Citibank,N.A.,

Global Transaction Services

388 Greenwich Street, 14th Floor

New York NY 10013

John Hannon

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York NY 10013

Paul Vanderslice

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 19th Floor

New York NY 10013

Richard Simpson

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York NY 10013

Ryan M. O’Connor

Deutsche Bank Trust Company Americas

Trust & Agency Services

1761 E. Saint Andrew Place

Santa Ana CA 92705

Group

Deutsche Bank Trust Company Americas

Deutsche Bank National Trust Company

Trust & Agency Services

1761 E. Saint Andrew Place

Santa Ana CA 92705

James Noriega

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

Att: CGCMT 2016-C1 - Surveillance Manager

New York NY 10016

David Rodgers

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

Att: CGCMT 2016-C1

New York NY 10016

Group

Park Bridge Lender Services LLC

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York NY 10281

Patrick T. Quinn